UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 8, 2013

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On July 8, 2013, Acorda Therapeutics, Inc. (“Acorda”) completed the acquisition of two neuropathic pain management assets from NeurogesX, Inc. (“NeurogesX”), including: Qutenza®, which is approved by the U.S. Food and Drug Administration (FDA) for the management of neuropathic pain associated with postherpetic neuralgia; and NP-1998, a Phase 3 ready, prescription strength capsaicin topical solution, being assessed for the treatment of neuropathic pain. NP-1998 was previously referred to as NGX-1998.

Acorda made an approximately $8 million payment to acquire development and commercialization rights for Qutenza and NP-1998 in the United States, Canada, Latin America and certain other territories, including $7 million paid to NeurogesX and approximately $900,000 for certain assumed accounts payable.  Acorda will also make up to $5 million in payments contingent upon the achievement of certain regulatory and sales milestones related to NP-1998.

A copy of the press release announcing the completion of the NeurogesX transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

Acorda intends to file the financial statements of NeurogesX required by Item 9.01(a) of Securities and Exchange Commission Form 8-K as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

Acorda intends to file the pro forma financial information required by Item 9.01(b) of Securities and Exchange Commission Form 8-K as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

July 9, 2013	By:	/s/David Lawrence
Name: David Lawrence
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 9, 2013